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                                                                    EXHIBIT 10.8

                                 POWER AGREEMENT

                               MODIFICATION NO. 12

                                TABLE OF CONTENTS


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Recitals....................................................................................

ARTICLE I -- FACILITIES AND INTERCONNECTED SYSTEMS PROVISIONS...............................

        SECTION 1.01   Generating Station...................................................
        SECTION 1.02   Interconnections with Sponsoring Companies and
                       Tennessee Valley Authority...........................................
        SECTION 1.03   Maintenance of Switch Positions, Relays, Communication and
                       Telemetering Equipment...............................................
        SECTION 1.04   Ownership of Facilities..............................................
        SECTION 1.05   Easement on Project Property.........................................
        SECTION 1.06   Rights of Access.....................................................
        SECTION 1.07   Freezer Sublimer Lease Option........................................

ARTICLE II -- POWER SUPPLY..................................................................

        SECTION 2.01   Characteristics of Supply and Point of Delivery......................
        SECTION 2.02   Power Factor.........................................................
        SECTION 2.03   Annual DOE Percentage of Joppa Plant.................................
        SECTION 2.04   Scheduling of Joppa Plant............................................
        SECTION 2.05   Permanent Joppa Power................................................
        SECTION 2.06   Excess Joppa Energy..................................................
        SECTION 2.07   Additional Power.....................................................
        SECTION 2.08   Firm Additional Power................................................
        SECTION 2.09   Economy Energy.......................................................
        SECTION 2.10   Released Power.......................................................
        SECTION 2.11   Transfer of Power and Change in Load..................................
        SECTION 2.12   Scheduled Maintenance................................................
        SECTION 2.13   Economic Dispatch....................................................
        SECTION 2.14   Use of Joppa Energy by Company.......................................

ARTICLE III -- RATES........................................................................

        SECTION 3.01   Joppa Plant Costs....................................................
        SECTION 3.02   Base Rate - Permanent Joppa Power....................................
        SECTION 3.03   Base Rate - Excess Joppa Energy......................................
        SECTION 3.04   Monthly Adjustment of DOE Charges....................................
        SECTION 3.05   Annual Adjustment of DOE Charges.....................................
        SECTION 3.06   Adjustment in Event of Change in Deduction for Depreciation..........
        SECTION 3.07   Adjustment in the Event of Disallowance of Expenses..................
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        SECTION 3.08   Adjustment for Replacements, Extensions and Improvements.............
        SECTION 3.09   Review and Recommendations by DOE....................................
        SECTION 3.10   Ownership of or Investment in Facilities Away from the Joppa Plant...

ARTICLE IV -- BILLING AND PAYMENT...........................................................

        SECTION 4.01   Submittal of Bills for Power.........................................
        SECTION 4.02   Bills for Certain Other Costs........................................

ARTICLE V -- MEASURING INSTRUMENTS..........................................................

        SECTION 5.01   Measuring Instruments................................................
        SECTION 5.02   Measurement of Maximum Demand........................................

ARTICLE VI -- TERM OF AGREEMENT - CANCELLATION..............................................

        SECTION 6.01   Duration.............................................................
        SECTION 6.02   Cancellation of Agreement............................................

ARTICLE VII -- GENERAL PROVISIONS...........................................................

        SECTION 7.01   Definitions..........................................................
        SECTION 7.02   Examination of Records by Comptroller General........................
        SECTION 7.03   Audit--Negotiation...................................................
        SECTION 7.04   Officials Not to Benefit.............................................
        SECTION 7.05   Covenant Against Contingent Fees.....................................
        SECTION 7.06   Gratuities...........................................................
        SECTION 7.07   Security Requirements................................................
        SECTION 7.08   Force Majeure........................................................
        SECTION 7.09   Property Insurance...................................................
        SECTION 7.10   Regulatory Approvals.................................................
        SECTION 7.11   Contract Work Hours and Safety standards Act--Overtime Compensation..
        SECTION 7.12   Convict Labor........................................................
        SECTION 7.13   Equal Opportunity....................................................
        SECTION 7.14   Affirmative Action for Special Disabled and Vietnam-Era Veterans.....
        SECTION 7.15   Affirmative Action for Handicapped Workers...........................
        SECTION 7.16   Utilization of Labor Surplus Area Concerns...........................
        SECTION 7.17   Labor Surplus Area Subcontracting Program............................
        SECTION 7.18   Utilization of Small Business Concerns and Small Disadvantaged
                       Business Concerns....................................................
        SECTION 7.19   Small Business and Small Disadvantaged Business Subcontracting Plan..
        SECTION 7.20   Utilization of Women-Owned Small Businesses..........................
        SECTION 7.21   Clean Air and Water..................................................
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        SECTION 7.22  Disputes.............................................................
        SECTION 7.23  Interest.............................................................
        SECTION 7.24  Waiver...............................................................
        SECTION 7.25  Successors and Assigns...............................................
        SECTION 7.26  Assignment of Claims.................................................
        SECTION 7.27  Patents and Inventions...............................................
        SECTION 7.28  Demolition and Severance Payments....................................
        SECTION 7.29  Effective Date - Conditions As to Effectiveness......................
        SECTION 7.30  Notices..............................................................
        SECTION 7.31  Restrictions on Subcontractor Sales to the Government................
        SECTION 7.32  Payment Methods......................................................
        SECTION 7.33  Anti-Kickback Procedures.............................................

        Appendices

        Appendix A    Production Plant.

        Appendix B    Determination of Established Capability.

        Appendix C    Joppa Plant Availability.

        Appendix D    Freezer Sublimer Lease Agreement

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                               MODIFICATION NO. 12

        THIS MODIFICATION NO. 12, entered into this 2nd day of September, 1987, by and between ELECTRIC ENERGY, INC., (referred to as "Company"), a corporation organized under the laws of the State of Illinois, and the UNITED STATES OF AMERICA (referred to as "Government"), acting by and through the Secretary (referred to as "Secretary") of the Department of Energy (referred to as "DOE").

        WITNESSETH THAT:

        WHEREAS, Company and Government, represented by the United States Atomic Energy Commission (AEC), entered into Contract No. AT-(40-1)-1312, dated May 4, 1951 (referred to as the "Agreement"), for the supply by Company of 500 megawatts of the 1,000 megawatts of electric power then required by AEC at its Paducah Project (referred to as the "Project") near Paducah, Kentucky; and

        WHEREAS, the Agreement has previously been amended by Modifications Nos. 1 through 11 and by various unnumbered letter agreements and unilateral notices; and

        WHEREAS, pursuant to the Energy Reorganization Act of 1974 (P.L. 93-438), the AEC was abolished and certain of its functions, including procurement of electric power for the Project, were transferred to and vested in the Administrator of the Energy Research and Development Administration; and

        WHEREAS, pursuant to the Department of Energy Organization Act (P.L. 95-91), the Energy Research and Development Administration was abolished, and the functions and authority of the Administrator were transferred to and vested in the Secretary, the statutory head of the DOE; and

        WHEREAS, Company and the Secretary desire to amend the Agreement further so as to extend its term and make certain other changes, and to integrate previous modifications to the Agreement; and

        WHEREAS, this Modification No. 12 is authorized by and entered into under the Atomic Energy Act of 1954, as amended; the Energy Reorganization Act of 1974 (P.L. 93-438); the Department of Energy Organization Act (P.L. 95-91); and all other applicable laws;



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        NOW, THEREFORE, in consideration of the premises and provisions of the
Agreement, as heretofore amended and as it is amended hereby, and in consideration of the mutual agreements and undertakings of the parties, the parties agree that the terms and provisions of the Articles and Sections of the Agreement, as heretofore amended, shall be and hereby are amended by this Modification No. 12 and restated so that the Articles and Sections of the Agreement shall read in their entirety as follows:


                                    ARTICLE I

                FACILITIES AND INTERCONNECTED SYSTEMS PROVISIONS

               Section 1.01 GENERATING STATION. Company has constructed and is now operating a steam electric generating plant consisting of six turbo-generators, as described in Appendix "A" to this Agreement, with all other necessary equipment, including general equipment at Joppa, Illinois, and six transmission circuits (sometimes collectively referred to in this Agreement as the "Joppa Plant") for the purposes of (1) delivering electric power and energy to the point of delivery (as described in Section 2.01) for use at the Project, and (2) delivering electric power and energy to the point of delivery (as described in Section 2.01) between Company and the systems of Company's sponsoring companies (Union Electric Company, Central Illinois Public Service Company, Illinois Power Company, and Kentucky Utilities Company) (referred to as "Sponsoring Companies").


               Section 1.02 INTERCONNECTIONS WITH SPONSORING COMPANIES AND TENNESSEE VALLEY AUTHORITY. 1. Company has established interconnections between the Joppa Plant and the systems of the Sponsoring Companies, directly or indirectly, in order to provide additional security of service to the Project from the systems of the Sponsoring Companies, and as an outlet for power and energy produced at the Joppa Plant, and as inlet for power and energy received from other electric utility systems. The generation and transmission facilities of Company are also connected with the system of Tennessee Valley Authority (referred to as "TVA") (as provided in the Agreement between Company and TVA dated December 29, 1976) through the facilities of DOE (as successor to AEC by operation of law) and the facilities of the Sponsoring Companies. Company agrees to make all reasonable efforts to stay interconnected with TVA, either directly through DOE as provided in the December 29, 1976 Agreement, or through TVA's existing Shawnee 345 kV interconnection, or both, at Company's option, to assure continuity of service to the Project by arrangements through which Company or Sponsoring Companies and TVA can furnish mutual support to each other to the extent available as




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determined by them, in the event either becomes incapable of furnishing its share of the DOE power requirements for the Project. Company will also continue to cooperate with DOE and TVA in establishing schedules for maintenance and operation of equipment which will assure to the Project the supply of power described in this Agreement.

                      2.  Because the systems of the Sponsoring
Companies are presently connected to the system of TVA through the facilities of DOE, "through flow" of power occurs at times which can be burdensome and result in an unreliable mode of operation. If this "through flow" of power should cause an unreliable mode of operation as determined by either Company or DOE, Company may, in order to eliminate the unreliable mode of operation, restrict the output of Joppa Plant; open certain transmission lines; modify, change, or add transmission terminal facilities at the Project or the Joppa Plant and other points on the interconnected system; or any combination; add transmission facilities between the Project or the Joppa Plant thereof.

                      3. If the output of Joppa Plant is ever
restricted as described in paragraph 2 of this Section 1.02, the parties shall attempt to mutually determine if certain transmission lines are to be opened, if the DOE demand shall be reduced, if other Company customers' demands shall be reduced, or a combination thereof, or if any other appropriate action can be taken. If the parties cannot agree, Company shall have the right to make such determination. In the event of reduction in Joppa Plant output, DOE shall be responsible to pay for the power not delivered to DOE as if it were delivered except for fuel, and such power shall be deemed to have been delivered for purposes of Section 7.29.

                      4. In the event the interconnections between Company and TVA through the DOE bus are discontinued, and the DOE load connected radially to Company does not deviate significantly from the Weekly DOE Percentage of Joppa Plant, as determined in accordance with Section 2.04, paragraphs 2 and 3 of this Section 1.02 shall have no further application.

                      5. In the event the operation of DOE facilities at the Project is discontinued, Company shall have the right to either purchase or lease from DOE at fair market value those facilities at the Project which connect the systems of the Sponsoring Companies to the system of TVA. Company shall retain such right notwithstanding any complete or partial termination of this Agreement. In the event Company desires to exercise such right, DOE may elect whether to sell or lease such facilities. DOE shall have the further option to relocate the facilities, and in such event the expense of such relocation shall be shared as agreed by DOE and Company.

               Section 1.03 MAINTENANCE OF SWITCH POSITIONS, RELAYS, COMMUNICATION AND TELEMETERING EQUIPMENT. Company will cooperate




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to the extent required in the coordination of its system relay protection scheme and interchange and frequency control with that of TVA and, to the extent requested by DOE, will make necessary tests, adjustments or settings and repairs to DOE-owned protective relays, communication and telemetering equipment, and such other related equipment located at the Project substations as DOE may install for protection and operation of Company's or any Sponsoring Company's transmission lines terminating at said substations. DOE will reimburse Company for labor, material and other expense (including the applicable overhead costs) incurred by Company in providing such services. The switch positions and related equipment installed by DOE at such substations for protection and operation of Company's transmission lines referred to in Section 1.01 shall be free of any rental or other charges. DOE has also arranged with Kentucky Utilities Company for installation at one of said substations of a switch position and related equipment for protection and operation of a 161 kV transmission line which has been built by Kentucky Utilities Company and terminates at said substation.

               Section 1.04 OWNERSHIP OF FACILITIES. All facilities provided by Company in accordance with Section 1.01 shall be the property and responsibility of Company and all facilities beyond the point of delivery shall be the property and responsibility of DOE, with the exception of Company's or any Sponsoring Company's metering, telemetering, communication or related equipment installed at the Project's substations, and with the exception of the Freezer Sublimer System, as defined in the Freezer Sublimer Lease Agreement (as actually executed, including any amendments thereto), described in this Agreement, which shall be the property of Company but the responsibility of DOE.

               Section 1.05 EASEMENT ON PROJECT PROPERTY. DOE has granted to Company and to Sponsoring Companies easements for a term of fifty years to enter upon and use such Government-owned land on the Project property as may be necessary for the construction, operation and maintenance of Company's or any Sponsoring Company's transmission facilities up to the point of delivery and for interconnection with other systems. Subject to compliance with the Atomic Energy Act of 1954, as amended, DOE agrees to extend the term of such easements, as necessary and at no cost to Company, to match the term of this Agreement. DOE reserves the right to order removal of any such facilities to another location on the project property for the convenience of DOE, but in such event DOE shall pay the net cost of such removal and relocation and shall grant to Company or such Sponsoring Company easements to use such land as may be necessary in connection with the relocation. The rights granted by DOE to Company and Sponsoring Companies are free of any rental or other charges. The exercise of such rights and all other rights provided for in this





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Agreement shall be subject to such security regulations, rules or instructions as DOE may issue.

               Section 1.06 RIGHTS OF ACCESS. DOE has granted to Company all rights in or on the Project property, including rights of ingress and egress, necessary for Company to fulfill its responsibilities under this Agreement for the installation, testing, operation, maintenance, and replacement of facilities or equipment in or on the Project property. The exercise of such rights shall be subject to such security regulations, rules or instructions as DOE may issue. Upon the termination or expiration of this Agreement, Company may, at its option and at its expense, remove any of Company's facilities from DOE's property.

               Section 1.07 FREEZER SUBLIMER LEASE OPTION. Subject to the conditions precedent referred to in Section 30 of the form of Freezer Sublimer Lease Agreement (the "Lease") attached to this Agreement as Appendix "D", Company agrees, at DOE's option to be exercised as hereinafter provided, to design, acquire, construct and install at the Project the Freezer Sublimer System (as defined in the Lease) and to lease the Freezer Sublimer System to DOE, all under and in accordance with the terms of a lease which shall be substantially in the form of the Lease; provided, however, that Company shall not be required to design, acquire, construct and install the Freezer Sublimer System or to lease it to DOE if the Acquisition Cost (as defined in the Lease) shall exceed $65,000,000. It is the intention of Company and DOE that the Freezer Sublimer System shall be leased by Company to DOE on terms which provide to Company, net of any taxes, neither profit nor loss, but permit Company to recover all costs, expenses and fees involved in the design, acquisition, construction and installation of the Freezer Sublimer System, including, without limitation, each of the cost, expense and fee items included within the definition of "Acquisition Cost" in the Lease. DOE's option shall be exercised by providing Company a written notice of exercise on or before January 1, 1990, which notice shall state the date on which DOE proposes that the Lease be entered into, which date shall be not less than 120 days following the date of such notice. The obligation of DOE under the Lease shall continue in accordance with the terms of the Lease, regardless of the cancellation or termination of this Agreement pursuant to Section 6.02 or otherwise.


                                   ARTICLE II

                                  POWER SUPPLY

               Section 2.01 CHARACTERISTICS OF SUPPLY AND POINT OF DELIVERY. All electric service delivered under this Agreement





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shall be three phase and 60 Hertz. Company will cooperate with DOE, and through
DOE with TVA, to regulate voltages at the DOE substation buses within plus or minus 5 percent from a mutually agreeable voltage.

        Electric energy shall be delivered to DOE at the point of division of ownership of property of Company and DOE which is at the dead-end insulator assemblies on the DOE 161 kV bus structures. Electric energy may also be delivered at other future points of connection between Company and DOE. Such future points of connection will be included in appendices and made a part of this Agreement.

        Unless Kentucky Utilities Company makes arrangements with others satisfactory to DOE, electric energy shall be delivered to and received from Kentucky Utilities Company at the point of connection of its facilities with those of DOE as described in Section 1.03. If the connection between Company and TVA through the DOE bus is ever operated open and if such separation would result in Kentucky Utilities Company's connection to the DOE bus being on the TVA side of the separation, and should Kentucky Utilities Company determine in its sole judgment that for contractual or system reasons it would be desirable that the Kentucky Utilities Company line be connected to the DOE bus on the Company side of the split, DOE shall make the necessary changes at no cost to Kentucky Utilities Company. Prior to making physical modifications, consideration shall be given to the possibility of developing contractual arrangements satisfactory to Kentucky Utilities Company, and at no cost to Company or Sponsoring Companies, to obtain appropriate transmission rights between Kentucky Utilities Company and Company by DOE working with TVA, Company, Sponsoring Companies, and others.

        Electric energy shall be delivered to and received from the remaining Sponsoring Companies by Company at the point of connection of the Joppa-West Frankfort line with the Joppa Plant substation bus. Electric energy may also be delivered to and received from the Sponsoring Companies at other existing or future connections to the Joppa Plant substation bus; however, the retention of any or all of such other connections is not a part of this Agreement.

        The parties agree that the Sponsoring Companies may use the interconnecting transmission facilities of Company and DOE at the Joppa Plant and the Project for desirable interchange transactions among the Sponsoring Companies so long as such use is not detrimental to the facilities of DOE or Company.

               Section 2.02 POWER FACTOR. DOE agrees to maintain its power factor at not less than 90 percent at the point of delivery.





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        If the parties mutually determine that additional capacitive or reactive equipment is needed at the Project to maintain DOE bus voltage levels under normal or contingency conditions, equipment designed to maintain a power factor of up to 95 percent will be installed at the point of delivery at no expense to Company.

               Section 2.03 ANNUAL DOE PERCENTAGE OF JOPPA PLANT. Company agrees to provide to DOE the use of certain portions (stated in percentages) of the net generating capability of Joppa Plant, referred to in this Agreement as "Annual DOE Percentage of Joppa Plant." The Annual DOE Percentage of Joppa Plant shall be:

                         (a) For the period March 1, 1987 through December 31, 2005 -- 75.0 percent.

                         (b) For the period January 1, 1990 through December 31, 2005 -- 75.0 percent. However, for any one or more of calendar years 1994 through 2005, either party shall have the option to reduce the Annual DOE Percentage of Joppa Plant by up to 10 percentage points each calendar year. To exercise this option, the reducing party must notify the other in writing of the amount of reduction proposed for any calendar year on or before September 1 of the year immediately preceding such calendar year. The first notification may be given on September 1, 1993. If no notification is given for a calendar year, the Annual DOE Percentage of Joppa Plant shall be unchanged from the previous calendar year.

        Either party shall have the right to reduce the Annual DOE Percentage of Joppa Plant by any amount by providing a written notice of reduction to the other party a minimum of five (5) years prior to the effective date of reduction. However, no such reduction notice shall be given prior to January 1, 1989 or be effective earlier than January 1, 1994.

        Any reductions of the Annual DOE Percentage of Joppa Plant made in accordance with this Section 2.03 shall be permanent reductions unless otherwise mutually agreed upon by DOE and Company.

               Section 2.04 SCHEDULING OF JOPPA PLANT. The percentage of Joppa Plant provided to DOE, referred to in this Agreement as the "Weekly DOE Percentage of Joppa Plant," may vary weekly according to the following scheduling arrangement:

                      (a) Within thirty (30) days following execution of this Agreement and on or before September





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        1 of each year thereafter, Company shall provide DOE a schedule of the
        Weekly DOE Percentage of Joppa Plant for the following calendar year.

                         (b) The Weekly DOE Percentage of Joppa Plant may vary according to this schedule from 0 to 100 percent; provided, however, that the average Weekly DOE Percentage of Joppa Plant for the calendar year equals the Annual DOE Percentage of Joppa Plant for such calendar year determined in accordance with Section 2.03.

               Section 2.05 PERMANENT JOPPA POWER. Company agrees to supply and DOE agrees to purchase the amount of Joppa capacity associated with the Annual DOE Percentage of Joppa Plant determined in accordance with Section 2.03, and the amount of Joppa energy scheduled and delivered under the terms of this
Section 2.05. Such capacity and energy shall be referred to as "Permanent Joppa Power," and shall be delivered to DOE at the delivery point as follows:

        During any clock hour, DOE shall be entitled to schedule delivery of an amount of Permanent Joppa Power determined by multiplying the Weekly DOE Percentage of Joppa Plant by the Capability of the Joppa Plant. "Capability of the Joppa Plant" shall mean, for any clock hour, the estimated net capability of the Joppa Plant to provide power at the Joppa 161 kV bus. Such capability shall be determined in accordance with methods and procedures mutually agreed upon.

        DOE shall pay Company for all Excess Joppa Energy rates provided in
Article III.

               Section 2.06 EXCESS JOPPA ENERGY. At times, Company may have available Joppa generating capacity which is not being used by DOE or other Company customers. When this occurs, DOE shall be entitled to such delivery of the energy associated with such unused capacity, to be referred to as "Excess Joppa Energy." The aggregate of the schedule megawatthours of Excess Joppa Energy for all hours of a month shall be deemed to be the delivered megawatthours of Excess Joppa Energy for the month and shall be called the "Billing MWh of Excess Joppa Energy."

        Within thirty (30) days following execution of this Agreement and on or before September 1 of each year thereafter, Company shall provide DOE an estimate of the amount of Excess Joppa Energy which will be available for the immediately following calendar year.





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        DOE shall pay Company for Permanent Joppa Power at the rates provided in
Article III.

               Section 2.07 ADDITIONAL POWER. At DOE's request, Company shall negotiate with other electric utility systems to purchase non-firm power for DOE's benefit and use. This purchased power shall be referred to as "Additional Power."

        DOE shall pay Company for Additional Power at a rate equal to Company's cost to purchase the power, plus up to one dollar per megawatthour. Company shall purchase Additional Power from the lowest cost supplier or suppliers capable of delivering the power to Company in a manner consistent with the Company's interconnection agreements and operating practices. The aggregate of the scheduled megawatthours of Additional Power for all hours of a month shall be deemed to be the delivered megawatthours of Additional Power for the month and shall be called the "Billing MWh of Additional Power." The difference between the cost of Additional Power to DOE and the cost of such power to Company shall not be included in the Component D calculation specified in
Section 3.01, and the income taxes on such difference shall not be included in Component C of Section 3.01.

               Section 2.08 FIRM ADDITIONAL POWER. Beginning January 1, 1993, Company shall be obligated to supply, and DOE shall be obligated to purchase, amounts of Additional Power necessary to meet DOE's 550 megawatt minimum power requirement at the Project. Such Additional Power shall be referred to as "Firm Additional Power."

        Either party shall have the right to cancel its obligation to supply or take Firm Additional Power, in whole or in part, by providing a written notice of cancellation to the other party three years prior to the effective date of cancellation.

        DOE shall pay Company for Firm Additional Power at a rate equal to Company's cost to purchase the power, plus up to one additional dollar per megawatthour. However, Company shall contract for Firm Additional Power in a manner which, in Company's best judgment and consistent with Company's interconnection agreements and operating practices, will provide DOE with Firm Additional Power at the lowest practical cost.

        The need for certain amounts of Firm Additional Power can be foreseen and scheduled prior to delivery. On October 1 of every year, beginning October 1, 1992, Company shall provide DOE with a proposed schedule and pricing options of such amounts of Firm Additional Power for the immediately following calendar year. The pricing options shall include at a minimum:





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                      (a) Power price quotes which shall incorporate both demand and energy cost components, and shall be expressed in terms of dollars per megawatthour. These quotes shall be guaranteed prices for the next calendar year and shall be determined by competitive bidding among the utility systems with agreements to supply firm power to Company. If DOE selects this pricing option, it shall be obligated to purchase all of the energy which is covered by this option from Company.

                      (b) Capacity price quotes, with energy to be priced separately and based on the actual incremental costs of the supplying utility systems at the time of delivery. If DOE selects this option, it shall pay the capacity cost calculated over the full period which is covered by this option. Company shall schedule the energy associated with this capacity on an hour-by-hour basis from the most economical supplier. In addition, upon reasonable notice, DOE may schedule energy in lieu of Firm Additional Power from sources other than Company.

        DOE shall notify Company of its pricing option selection by November 1 of the year immediately prior to the calendar year in which the price is to apply.

        The aggregate of the schedule megawatthours of Firm Additional Power for all hours of a month shall be deemed to be the delivered megawatthours of Firm Additional Power for the month, and shall be called the "Billing MWh of Firm Additional Power." The difference between the cost of Firm Additional Power to DOE and the cost of such power to Company shall not be included in the Component D calculation specified in Section 3.01, and the income taxes on such difference shall not be included in Component C of Section 3.01.


               Section 2.09 ECONOMY ENERGY. At times, Company may be able to purchase energy from other electric utility systems at costs lower than the cost to produce energy from Joppa Plant or the cost for DOE to purchase energy from other sources. This purchased energy shall be referred to as, "Economy Energy." At Company's option, Company may provide Economy Energy to DOE in lieu of the energy associated with Permanent Joppa Power. At DOE's option, Company may provide Economy Energy to DOE in lieu of other DOE sources. DOE shall pay Company for Economy Energy at a rate to be negotiated for each economy energy transaction, which enables Company to retain up to 50 percent of the difference between the cost to Company of purchased energy and the cost to DOE for energy if the Economy Energy were not delivered to DOE. The aggregate of the scheduled MWh of Economy Energy for





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all the hours of a month shall be the delivered MWh of Economy Energy for the month and shall be called the "Billing MWh of Economy Energy." The difference between the cost of Economy Energy to DOE and the cost of such energy to Company shall not be included in the Component D calculation specified in Section 3.01, and the income taxes on such difference shall not be included in Component C of
Section 3.01.

               Section 2.10 RELEASED POWER. At times, Company may desire to purchase and DOE may desire to release a portion or all of the Annual DOE Percentage of Joppa Plant. Also, at times, DOE may desire to purchase and Company may desire to release amounts of Joppa capacity in addition to the Annual DOE Percentage of Joppa Plant. Power so released shall be called "Released Power" and shall be made under such terms, conditions and rates as may be agreed upon by Company and DOE. Any such agreement shall be made a supplement to the Agreement and shall be executed by the DOE Contracting Officer and an officer of Company.

               Section 2.11 TRANSFER OF POWER AND CHANGE IN LOAD. DOE shall have the right to provide power and energy to which it is entitled by this Agreement to contractors, tenants and concessionaires at the Project. DOE shall also have the right to transfer power and energy to other DOE uranium enrichment installations, by displacement or otherwise, pursuant to arrangements which DOE may make with others for the transfers. However, no transfer of power and energy shall be made without first obtaining written approval of Company. If any such transfer is effected through Company's interconnection facilities, other than the point of delivery, the power and energy shall be delivered by Company to its point of interconnection at the rates provided in this Agreement adjusted to reflect any change in cost of Company resulting from this method of delivery. The rights provided DOE in this paragraph are in addition to the right of assignment provided DOE in Section 7.26 of this Agreement.

        DOE shall also have the right to make temporary reductions in the amount of Permanent Joppa Power used at the Project by giving Company at least ten (10) days' notice of reduction and specifying the amount and duration of reduction. If DOE makes such reductions, DOE shall continue to pay all capacity charges for Permanent Joppa Power due Company under the terms of Section 3.02 of this Agreement, but shall not be required to pay for energy not delivered.

               Section 2.12 SCHEDULED MAINTENANCE. Company shall have the right to schedule maintenance of the Joppa Plant at such times as Company, in its sole discretion, shall determine. On or before September 1 of each year, Company shall provide DOE with a schedule of planned maintenance outages for the following calendar year. Such schedule shall be used in determining DOE Unit

Maintenance Hours used in the calculation of Adjusted Annual DOE Percentage of Joppa Plant.

               Section 2.13 ECONOMIC DISPATCH. Company and DOE understand that a basic premise of this Agreement is to deliver to DOE the most economical energy available from the Joppa Plant and from the utility systems having agreements to supply power to Company. Consequently, Company shall make every effort to schedule to DOE the types of energy described in Sections 2.05 through 2.10 of this Agreement, in a manner which will provide DOE with the lowest cost energy available; provided, however, that such manner of operation shall be consistent with the other terms of this Agreement, and Company's interconnection agreements, power purchase agreements and operating practices. Within ninety
(90) days of the entry into force of this Agreement, DOE shall institute procedures to control the scheduling of power under Sections 2.05 through 2.10 of this Agreement in order to secure the most economical energy available.

               Section 2.14 USE OF JOPPA ENERGY BY COMPANY. Company may make use of any Joppa energy in excess of the amount to which DOE is entitled from the Joppa Plant. Company may also make use of any Joppa energy to which DOE is entitled to the extent that DOE does not make 100 percent load factor use of such energy or dispose of such energy pursuant to Section 2.11.


                                   ARTICLE III

                                      RATES

               Section 3.01 JOPPA PLANT COSTS. As soon as practical after the close of each calendar month the following components of costs of Company applicable to the ownership, operation and maintenance of the Joppa Plant for such month shall be determined and recorded:

                      (a) "Component A" shall consist of expenses made up of (i) the amounts of interest chargeable to Accounts 427, 430 and 431, less the amount credited to accounts 418, 419, 419.1, 421, and 454, of the Federal Energy Regulatory Commission (FERC) Uniform System of Accounts,
        (ii) the amounts of amortization of debt discount or premium and expenses chargeable to Accounts 428 and 429, and (iii) an amount equal to the appropriate monthly proportion of the annual amount of depreciation and related items in Account 403 for the current year.

                      (b) "Component B" shall consist of the total operating expenses for labor maintenance, materials, supplies, services, administrative and general expenses, etc., properly chargeable to the Operations and Maintenance Expense Accounts of the FERC Uniform System of Accounts (exclusive of Accounts 501, 517 through 555, 904, 911 through 916, and 924, and exclusive of any expenses for which DOE reimburses Company under Section 1.03).

                      (c) "Component C" shall consist of the total expenses for taxes, including all taxes on income, and insurance (other than the taxes and insurance referred to in clauses (i) and (ii) below) properly chargeable to Accounts 408, 409, 410, 411, and 924 of the FERC Uniform System of Accounts:

                                    (i) the cost of any taxes that are now or
               may ever be levied based on revenue, energy generated or sold or on any other basis capable of direct distribution shall be allocated directly to DOE and Company in amounts reflecting the proper share of each, and DOE shall pay to Company its share thereof; and

                                    (ii) the cost of any insurance carried
               solely for the benefit of DOE at its request shall be paid for solely by DOE unless otherwise agreed upon from time to time by the parties hereto.

                      (d) "Component D" shall consist of an amount equal to (1) the product of 1.250 dollars multiplied by the total number of shares of capital stock of the par value of $100 per share of Company, which shall have been issued pursuant to authorization by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or any successor regulatory agency having jurisdiction, and which are outstanding on the last day of such month, and (2) the product of .01250 multiplied by Company's retained earnings at December 31 of the previous year.

                      (e) "Fuel" shall consist of Account 501 of the FERC Uniform System of Accounts.

        Company, in providing capital for any requirements related to the operation, maintenance, replacements, or for additions and extensions shall use its best judgment in obtaining the capital from such sources so as to have the effect of holding the total cost of power to DOE to the lowest practical amount.

               Section 3.02 BASE RATE - PERMANENT JOPPA POWER. The base rate for Permanent Joppa Power shall consist of:

               (a)    Demand Charge

               A base monthly demand charge, to be billed to DOE monthly, to be the sum of:

                      (i) one-twelfth of Company's demand costs (Components A, B, C, and D specified in Section 3.01) for the immediately preceding twelve months multiplied by the Annual DOE percentage of Joppa Plant determined in accordance with Section 2.03; and,

                      (ii) 10 percent of Company's Fuel costs per megawatthour for the immediately preceding twelve months, multiplied by the current, established capability of the Joppa Plant (as determined in Appendix B to this Agreement), multiplied by the Annual DOE Percentage of Joppa Plant determined in accordance with Section 2.03, multiplied by the Joppa Plant Availability Factor for the month, as determined in accordance with Appendix "C" to this Agreement. However, for purposes of this calculation, any increase or decrease of Company's fuel cost per megawatthour in excess of one-half of one percent (+/- 0.5%) from such cost used for the previous month's calculation shall be disregarded to the extent of the excess. This portion of the demand charge shall not be included in the Component D calculation specified in Section 3.01, and the income taxes in this charge shall not be included in Component C of
Section 3.01.

               (b)    Energy Charge

                      A base monthly energy charge for Permanent Joppa power, to be computed by multiplying Company's Fuel costs per megawatthour for the immediately preceding month by the Billing MWh of Permanent Joppa Power taken by DOE during the month. The Billing MWh of Permanent Joppa Power shall be Company's pro rata share of the algebraic sum of MWh meter readings on all lines connected to the DOE bus, reduced by the megawatthours of other classifications of power and energy scheduled under this Agreement.

               Section 3.03 BASE RATE - EXCESS JOPPA ENERGY. The base rate for Excess Joppa Energy shall consist of a base monthly energy charge to be computed by multiplying Company's Fuel costs per megawatthour for the immediately preceding month by the Billing MWh of Excess Joppa Energy taken by DOE during the month by 110 percent. The ten percent difference between the cost to generate Excess Joppa Energy and the cost to DOE of Excess Joppa Energy shall not be included in the Component D calculation specified in Section 3.01, and the income taxes on such difference shall not be included in Component C of Section 3.01.

               Section 3.04 MONTHLY ADJUSTMENT OF DOE CHARGES. The base monthly demand and energy charges specified in Sections 3.02 and 3.03 shall be adjusted each month in the following manner:

                      (a) Portion (i) of the base monthly demand charge for Permanent Joppa Power specified in Section 3.02 shall be adjusted to equal the Company's actual demand costs for the month (Components A, B, C, D specified in Section 3.01), multiplied by the Annual DOE Percentage of Joppa Plant determined in accordance with Section 2.03.

                      (b) The base monthly energy charge for Permanent Joppa Power specified in Section 3.02 shall be adjusted to equal Company's actual Fuel costs for the month, multiplied by the ratio of the Billing MWh of Permanent Joppa Power to the billing MWh of all Joppa energy delivered during the month to DOE and other Company customers.

                      (c) The base monthly energy charge for Excess Joppa Energy specified in Section 3.03 shall be adjusted to equal Company's actual Fuel costs for the month, multiplied by 110 percent, multiplied by the ratio of the Billing MWh of Excess Joppa Energy to the billing MWh of all Joppa energy delivered during the month to DOE and other Company customers.

               Section 3.05 ANNUAL ADJUSTMENT OF DOE CHARGES. After the close of each calendar year, adjustments shall be made to DOE's total demand and energy charges for the calendar year as follows:

                      (a) DOE's charges for Component D in clause (d) of Section
        3.01 shall be adjusted to provide Company a return on equity of 15.0 percent after taxes. By mutual agreement, Company and DOE may make adjustments to Component D to account for any change which has occurred in the circumstances of Company.

                      (b) Portion (i) of the Permanent Joppa Power demand charge specified in Section 3.02 shall be adjusted to equal Company's actual demand costs for the year (Components A, B, C and D) multiplied by the Adjusted Annual DOE Percentage of Joppa Plant determined in accordance with Appendix "C" to this Agreement.

               Section 3.06 ADJUSTMENT IN EVENT OF CHANGE IN DEDUCTION FOR DEPRECIATION. The depreciation recorded in Account 403 of the FERC Uniform System of Accounts and charged proportionately to DOE under Section 3.01 shall be consistent with the deduction for depreciation allowable by the Internal Revenue Service for federal income tax purposes. Company shall use its best judgment in recording depreciation and in deducting depreciation for taxes in order to comply fully with tax law and to avoid any future tax deficiencies, and shall charge DOE its proportionate share of such depreciation in accordance with
Section 3.02 of this Agreement.

        If the Internal Revenue Service ever finally determines that any portion of the depreciation charged by Company was improper and will not be allowed for federal income tax purposes, DOE will make adjusted payments to Company for power and energy which will provide net income to Company equal to the net income which Company would have earned if the determination had not been made. DOE's portion of such adjusted payments shall be in proportion to the Adjusted Annual DOE Percentage(s) of Joppa Plant in effect during the year or years requiring such an adjustment. If the disallowed deduction results in allowable depreciation deductions in later periods in excess of recorded depreciation, the tax recovery thereby realized shall be credited to DOE in proportion to the Adjusted Annual DOE Percentage(s) of Joppa Plant during the year or years requiring such an adjustment.

               Section 3.07 ADJUSTMENT IN THE EVENT OF DISALLOWANCE OF EXPENSES. Income deductions in the accounts shall be consistent with the allowable income tax deductions therefor. Company will use its best judgment, consistent with allowable accounting practices under the FERC Uniform System of Accounts to achieve such consistency.

        If the Internal Revenue Service ever finally determines that certain expenses, including without limitation maintenance expenses, will not be allowed for income tax purposes, DOE will make adjusted payments to Company for power and energy which will provide net income to Company equal to the net income which Company would have earned if the determination had not been made. DOE's portion of such adjusted payments shall be in proportion to the Adjusted Annual DOE Percentage(s) of Joppa Plant in effect during the year or years requiring such adjustment. If the disallowed deduction results in allowable deductions in later years in excess of recorded income deductions, the tax recovery thereby realized thereby shall be credited to DOE in proportion to the Adjusted Annual DOE Percentage(s) of Joppa Plant in effect during the year or years requiring such an adjustment.

               Section 3.08 ADJUSTMENT FOR REPLACEMENTS, EXTENSIONS AND IMPROVEMENTS. It may be desirable for Company to install extensions of or improvements to the Joppa Plant and to make replacements (independent of maintenance expenditures) for the purpose of allowing Company to fulfill its obligations to DOE and other customers. Any expenditures for replacements, extensions and improvements installed shall constitute a part of the Joppa Plant and the original property removed in relation to replacements shall be retired from the Joppa Plant accounts. Removal costs and salvage relating to property replaced shall be accounted for by additions and credits to Account 403 of the FERC Uniform System of Accounts. Proceeds of fire or other applicable insurance protection, or out of damages from third parties responsible for damages requiring replacement, shall also be included in Account 403. Appropriate allowance for the depreciation of replacements, extensions and improvements shall be included in Component A specified in Section 3.01.

        No replacement, extension of or improvement to the Joppa Plant having a cost in excess of the Replacement, Extension and Improvements Cost Approval Limit, as defined below, will be included in the cost calculations specified in
Section 3.01 of this Agreement without the prior written approval of DOE unless such replacement, extension or improvement shall be necessary to prevent a default under an indenture or other agreement pursuant to which indebtedness of Company for borrowed money shall have been incurred. The "Replacement, Extension and Improvements Cost Approval Limit" is defined as $1,000,000, and may be increased or decreased from time to time by mutual agreement of the parties.

        Company shall be solely responsible for financing replacements, extensions and improvements, and will exert its best efforts to obtain such financing at reasonable cost.


               Section 3.09 REVIEW AND RECOMMENDATIONS BY DOE. While it is recognized that the construction and operation and probable demolition of Company's Joppa Plant as contemplated in Section 7.29 are the responsibility of Company, the costs thereof have a direct relation to DOE's cost of power under this Agreement, and accordingly, Company will from time to time review and discuss with DOE its construction and operating plans, practices and procedures and any plans for demolition of the Joppa Plant, and DOE may make recommendations with respect thereto which in DOE's judgment may provide for economies, and Company will adopt such recommendations of DOE as may be mutually agreed upon.

               Section 3.10 OWNERSHIP OF OR INVESTMENT IN FACILITIES AWAY FROM THE JOPPA PLANT. The parties recognize that for the economical or reliable operation of the Joppa Plant, or because of technical reasons, or existing or future laws, regulations or orders of any legislative, judicial, administrative or other authoritative body, it may become necessary for Company or DOE to own or lease facilities away from the Joppa Plant, provide funds for or pay for the construction, operation, maintenance, financing or other costs of such facilities, or arrange in some other manner for such facilities or services. In each such event, DOE agrees to exert its best efforts to obtain necessary authorization and/or funding, and if successful, modify the terms of this Agreement in any and all respects necessary to provide for such facilities or services in order to enable Company to perform its obligations under this Agreement without detrimental effect to it. If possible, the costs thereby incurred shall be included under Section 3.01 and consideration shall be given to the possible desirability of including any facilities provided under this
Section 3.10 under the definition of the Joppa Plant. Nothing in this Section
3.10 shall affect the obligations of DOE or Company under the Lease, if executed and delivered.


                                   ARTICLE IV

                               BILLING AND PAYMENT

               Section 4.01 SUBMITTAL OF BILLS FOR POWER. Company shall submit to DOE within the first ten days of each month a bill for the base monthly demand charge for power for the immediately preceding month and the base monthly energy charges for all energy delivered by Company to DOE during such preceding month, as specified in Sections 3.02 and 3.03. Company shall submit each month a bill for power and energy supplied under Sections 2.07 through
2.10. All bills shall be promptly paid by DOE.

        Company shall also submit to DOE as early as practicable in each month a bill or bills or credit memoranda for any amounts due Company or DOE, for the immediately preceding month, resulting from any of the adjustments, reimbursements, or credits provided for in Sections 3.04 through 3.08, inclusive, and Section 3.10; provided, however, that Company may render such bills or credit memoranda for any or all of such adjustments on a quarterly basis, or such other basis as may be mutually acceptable, and may include therein the adjustments, reimbursements, or credits for any item not included in a previous bill or credit memorandum. Each such bill or credit memorandum shall include such detail as DOE may reasonably request to show the operation and effect of such adjustments, reimbursements, or credits.

               Section 4.02 BILLS FOR CERTAIN OTHER COSTS. Company may bill DOE separately each month for reimbursement for the expense of maintaining DOE-owned equipment as provided in Section 1.03, and for all charges due pursuant to the Freezer Sublimer Lease Agreement, attached to this Agreement as Appendix "D".


                                    ARTICLE V

                              MEASURING INSTRUMENTS

               Section 5.01 MEASURING INSTRUMENTS. Company owns and shall, at its own expense, maintain the metering equipment necessary to provide complete information regarding the flow of power and energy for billing purposes, except that DOE owns and shall maintain the necessary current and potential transformers with conduit, secondary wiring, and devices necessary to the proper operation of Company's metering equipment at the point of delivery. DOE shall provide space in the switching station building for Company's equipment without cost to Company. DOE may, at its option and expense, install check meters. Company will, at its own expense, make such periodic tests and inspections of its meters as may be necessary to maintain them at the highest practical commercial standard of accuracy, and will advise DOE promptly of the results of any test which shows any inaccuracy more than 1 percent slow or fast. DOE shall be given notice of, and may have representatives present at any such test or inspection. Company will make additional tests of its meters at the request of DOE and in the presence of DOE's representatives. If such periodic or additional tests show that the meter is accurate within 1 percent slow or fast, no correction shall be made in the billing to DOE; but if any such test shows that the meter is inaccurate by more than 1 percent slow or fast, correction shall be made in the billing to DOE for the previous month, or from the date of the latest test if within the previous month, and for the elapsed period in the month during which the test was made. The cost of any additional test requested by DOE shall be borne by DOE if such test shows the meter accurate within 1 percent slow or fast, and by Company if such test shows the meter inaccurate by more than 1 percent slow or fast.

               Section 5.02 MEASUREMENT OF MAXIMUM DEMAND. Whenever it is necessary to measure maximum demand, such maximum demand shall be taken as the highest average simultaneous load measured in megawatts at the point of metering during any 30-minute period starting on any clock hour or clock half-hour in the period under consideration.

                                   ARTICLE VI

                        TERM OF AGREEMENT - CANCELLATION

               Section 6.01 DURATION. This Agreement shall continue in force through December 31, 2005, unless cancelled pursuant to the provisions of
Section 6.02. However, the obligations of DOE and Company which are specified in this Agreement as continuing after termination shall continue in accordance with the terms of this Agreement, regardless of cancellation under the terms of
Section 6.02.

               Section 6.02 CANCELLATION OF AGREEMENT. 1. Either party shall have the right to cancel this Agreement by providing a written notice of cancellation to the other party a minimum of five years prior to the effective date of cancellation; provided, however, that such cancellation notice may not be given prior to January 1, 1989 and shall not be effective earlier than January 1, 1994. In the event of cancellation of the Agreement by either party, the demand and energy charges specified in Article III of this Agreement shall continue until the effective date of cancellation, but DOE shall not be required to pay for energy not delivered.

        2. If, during the term of this Agreement, Company determines that extensions, improvements or replacements are required to the Joppa Plant in order to maintain the established capability of the Joppa Plant (New Facilities), but DOE declines to grant the cost approvals required under Section
3.08 of this Agreement, then

                      (a) Company and DOE may mutually agree to revised cost responsibilities for the New Facilities other than those contemplated by
        Article III, in which case Company shall add the New Facilities, and costs for Joppa Plant shall be allocated and billed to DOE in accordance with such agreement.

                      (b) In the event the parties fail to reach such an agreement, Company may elect to add the New Facilities at its sole expense, in which case Company shall be entitled to sole use of that portion of Joppa Plant capability which is attributable to the addition of the New Facilities to Joppa Plant. DOE shall be entitled to continued delivery of Permanent Joppa Power based on an adjusted capability rating for the Joppa Plant. "Adjusted capability of the Joppa Plant" shall mean, for any clock hour, the net capability of the Joppa Plant to provide power at its 161 kV bus, which in Company's sole judgment, would have existed if the New Facilities had not been added to Joppa Plant. No other terms of this Agreement shall be affected. DOE shall continue to pay the capacity rates for Permanent Joppa Power under Section 3.02 of this Agreement, but excluding the costs associated with the New Facilities. DOE shall not be required to pay for energy not delivered due to any reduction in DOE's Permanent Joppa Power resulting from application of this paragraph.


                                   ARTICLE VII

                               GENERAL PROVISIONS

               Section 7.01  DEFINITIONS.

                      1. The term "Head of Agency" means the Secretary, Deputy Secretary or Under Secretary of the Department of Energy and the Chairman, Federal Energy Regulatory Commission.

                      2. "Contracting Officer" means a person with the authority to enter into, administer, and/or terminate contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority as delegated by the Contracting Officer.

                      3. Except as otherwise provided in this Agreement, the term "subcontracts" includes, but is not limited to, purchase orders and changes and modifications to purchase orders under this Agreement.

                      4. The term "DOE" means the Department of Energy and "FERC" means the Federal Energy Regulatory Commission.


               Section 7.02 EXAMINATION OF RECORDS BY COMPTROLLER GENERAL.

                      1. This clause applies if this Agreement exceeds $10,000 and was entered into by negotiation.

                      2. The Comptroller General of the United States or a duly authorized representative from the General Accounting Office shall, until three years after final payment under this Agreement or for any shorter period specified in Federal Acquisition Regulation (FAR) Subpart 4.7, Contractor Records Retention, have access to and the right to examine any of the Company's directly pertinent books, documents, papers, or other records involving transactions related to this Agreement.

                      3. The Company agrees to include in first-tier subcontracts under this Agreement a clause to the effect that the Comptroller General or a duly authorized representative from the General Accounting Office shall, until three years after final payment under the subcontract or for any shorter period specified in FAR Subpart 4.7, have access to and the right to examine any of the subcontractor's directly pertinent books, documents, papers, or other records involving transactions related to the subcontract. "Subcontract," as used in this clause, excludes (1) purchase orders not exceeding $10,000 and (2) subcontracts or purchase orders for public utility services at rates established to apply uniformly to the public, plus any applicable reasonable connection charge.

                      4. The periods of access and examination in paragraphs 2 and 3 above for records relating to (1) appeals under the Disputes clause, (2) litigation or settlement of claims arising from the performance of this Agreement, or (3) costs and expenses of this Agreement to which the Comptroller General or a duly authorized representative from the General Accounting Office has taken exception shall continue until such appeals, litigation, claims, or exceptions are disposed of.

               Section 7.03  AUDIT--NEGOTIATION.

                      1. Examination of Costs. If this is a cost-reimbursement, incentive, time-and-materials, labor-hour, or price-redeterminable agreement, or any combination of these, the Company shall maintain -- and the Contracting Officer or representatives of the Contracting Officer shall have the right to examine and audit -- books, records, documents, and other evidence and accounting procedures and practices, sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred in performing this Agreement. This right of examination shall include inspection at all reasonable times of the Company's plants, or parts of them, engaged in performing the contract.

                      2. Cost or Pricing Data. If, pursuant to law, the Company has been required to submit cost or pricing data in connection with pricing this Agreement or any modification to this Agreement, the Contracting Officer or representatives of the Contracting Officer who are employees of the Government shall have the right to examine and audit all books, records, documents, and other data of the Company (including computations and projections) related to negotiating, pricing, or performing the contract or modification, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data. The right of examination shall extend to all documents necessary to permit adequate evaluation of the cost or pricing data submitted, along with the computations and projections used.

                      3. Reports. If the Company is required to furnish cost, funding, or performance reports, the Contracting Officer or representatives of the Contracting Officer who are employees of the Government shall have the right to examine and audit books, records, other documents, and supporting materials, for the purpose of evaluating (1) the effectiveness of the Company's policies and procedures to produce data compatible with the objectives of these reports and (2) the data reported.

                      4. Availability. The Company shall make available at its office at all reasonable times the materials described in paragraphs 1 and 2 above, for examination, audit, or reproduction, until three years after final payment under this Agreement, or for any shorter period specified in Subpart 4.7, Contractor Records Retention, of the Federal Acquisition Regulation, or for any longer period required by statute or by other clauses of this Agreement. In addition --

                      (a) If this Agreement is completely or partially terminated, the records relating to the work terminated shall be made available for three years after any resulting final termination settlement; and

                      (b) Records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this Agreement shall be made available until such appeals, litigation, or claims are disposed of.

                      5. The Company shall insert a clause containing all the terms of this clause, including this paragraph 5, in all sub-contracts over $10,000 under this Agreement, altering the clause only as necessary to identify properly the contracting parties and the Contracting Officer under the Government prime contract.


               Section 7.04 OFFICIALS NOT TO BENEFIT. No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this Agreement, or to any benefit arising from it. However, this clause does not apply to this Agreement to the extent that this Agreement is made with a corporation for the corporation's general benefit.

               Section 7.05  COVENANT AGAINST CONTINGENT FEES.

                      1. The Company warrants that no person or agency has been employed or retained to solicit or obtain this Agreement upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this Agreement without liability or, in its discretion, to deduct from the contract price or consideration, or otherwise recover, the full amount of the contingent fee.

                      2. "Bona fide agency," as used in this clause, means an established commercial or selling agency, maintained by a contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence.

               "Bona fide employee," as used in this clause, means a person, employed by a contractor and subject to the contractor's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds out as being able to obtain any Government contract or contracts through improper influence.

               "Contingent fee," as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract.

               "Improper influence," as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter.

               Section 7.06 GRATUITIES.

                      1. The right of the Company to proceed may be terminated by written notice if, after notice and hearing, the agency head or a designee determines that the Company, its agent, or another representative --

                      (a) Offered or gave a gratuity (e.g., an entertainment or gift) to an officer, official, or employee of the Government; and

                      (b) Intended, by the gratuity, to obtain a contact or favorable treatment under a contract.

                      2. The facts supporting this determination may be reviewed by any court having lawful jurisdiction.

                      3. If this Agreement is terminated under paragraph 1 above, the Government is entitled --

                      (a) To pursue the same remedies as in a breach of the contract; and

                      (b) In addition to any other damages provided by law, to exemplary damages of not less than three nor more than ten times the cost incurred by the Company in giving gratuities to the person concerned, as determined by the agency head or a designee. (This subparagraph 3.(b) is applicable only if this Agreement uses money appropriated to the Department of Defense.)

                      4. The rights and remedies of the Government provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.


               Section 7.07  SECURITY REQUIREMENTS.

                      1. RESPONSIBILITY. Company's duty to safeguard all classified information, special nuclear material, and other DOE property. The Company shall, in accordance with DOE security regulations and requirements, be responsible for safeguarding all classified information, and protecting against sabotage, espionage, loss and theft, the classified documents and material in the Company's possession in connection with the performance of work under this Agreement. Except as otherwise expressly provided in this Agreement, the Company shall, upon completion or termination of this Agreement, transmit to DOE any classified matter in the possession of the Company or any person under the Company's control in connection with performance of this Agreement. If retention by the Company of any classified matter is required after the completion or termination of the contract and such retention is approved by the Contracting Officer, the Company will complete a certificate of possession to be furnished to DOE, specifying the classified matter to be retained. The certification shall identify the items and types or categories of matter retained, the conditions governing the retention of the matter, and the period of retention, if known. If the retention is approved by the Contracting Officer, the security provisions of the contract will continue to be applicable to the matter retained. Special nuclear materials will not be retained after the completion or termination of the contract.

                      2. REGULATIONS. The Company agrees to conform to all security regulations and requirements of DOE.

                      3. DEFINITION OF CLASSIFIED INFORMATION. The term "classified information" means Restricted Data, Formerly Restricted Data, or National Security Information.

                      4. DEFINITION OF RESTRICTED DATA. The term "Restricted Data" means all data concerning (1) design, manufacture, or utilization of atomic weapons; (2) the production of special nuclear material; or (3) the use of special nuclear material in the production of energy, but shall not include data declassified or removed from the Restricted Data category pursuant to
Section 142 of the Atomic Energy Act of 1954, as amended.

                      5. DEFINITION OF FORMERLY RESTRICTED DATA. The term "Formerly Restricted Data" means all data removed from the Restricted Data category under Section 142d. of the Atomic Energy Act of 1954, as amended.

                      6. DEFINITION OF NATIONAL SECURITY INFORMATION. The term "National Security Information" means any information or material, regardless of its physical form or characteristics, that is owned by, produced for or by, or is under the control of the United States Government, that has been determined pursuant to Executive Order 12356 or prior Orders to require protection against unauthorized disclosure, and which is so designated.

                      7. DEFINITION OF SPECIAL NUCLEAR MATERIAL (SNM). SNM means: (1) Plutonium, uranium enriched in the isotope 233 or the isotope 235, and any other material which pursuant to the provisions of Section 51 of the Atomic Energy Act of 1954, as amended, has been determined to be special nuclear material, but does not include source material; or (2) any material artificially enriched by any of the foregoing, but does not include source material.

                      8. SECURITY CLEARANCE OF PERSONNEL. The Company shall not permit any individual to have access to any classified information, except in accordance with the Atomic Energy Act of 1954, as amended, Executive Order 12356, and the DOE's regulations or requirements applicable to the particular level and category of classified information to which access is required.

                      9. CRIMINAL LIABILITY. It is understood that disclosure of any classified information relating to the work or services ordered hereunder to any person not entitled to receive it, or failure to safeguard any classified information that may come to the Company or any person under the Company's control in connection with work under this Agreement, may subject the Company, its agents, employees, or subcontractors to criminal liability under the laws of the United States. (See the Atomic Energy Act of 1954, as amended, 42 U.S.C. 2100 et seq.; 18 U.S.C. 793 and 794; and Executive Order 12356).

                      10. SUBCONTRACTS AND PURCHASE ORDERS. Except as otherwise authorized in writing by the Contracting Officer, the Company shall insert provisions similar to the foregoing in all subcontracts and purchase orders under this Agreement.

               Section 7.08 FORCE MAJEURE. Company shall not be held responsible or liable for any loss or damage to DOE on account of nondelivery of energy hereunder at any time caused by Act of God, fire, flood, explosion, strike, civil or military authority, insurrection or riot, act of the elements, failure of equipment, transmission limitations resulting from factors as described in
Section 1.02, or for any other cause beyond its control; provided, however, that nondelivery on account of any such causes shall not relieve DOE from its obligation to pay Company any charges, except the energy charge as specified in
Section 3.02, payable as if full Adjusted Annual DOE Percentage of Joppa Plant, as defined in Section 2.03, were being delivered. However, Company will use its best efforts to assure the continuity of supply of the DOE contract demand to DOE and, when that amount of power is not available or cannot be delivered because of the foregoing causes, Company will use its best efforts, upon request of DOE, to secure and deliver the necessary power from others at just and reasonable rates.

               Section 7.09 PROPERTY INSURANCE. Company will cause its property, which is of a character usually insured by companies similarly situated and operating like properties, to be insured to a reasonable amount against loss or damage from such hazards and risks as are usually insured by companies similarly situated and operating like properties, and will carry such further insurance as DOE may from time to time reasonably request in writing or as may be required by the terms of any mortgage or other indenture executed by Company for the purpose of securing its long-term indebtedness. The proceeds of any insurance received by Company due to the destruction of or damage to the Joppa Plant shall be applied to the replacement or restoration of the Joppa Plant so destroyed or damaged to the condition required to fulfill Company's obligations under this Agreement. Company will, from time to time upon the written request of DOE, furnish DOE with a statement of such insurance then outstanding and in force, including the names of any insurance companies which have insured, the amounts thereof and the property, hazards and risks covered thereby.

               Section 7.10 REGULATORY APPROVALS. The obligations of Company hereunder shall be subject to such approvals of governmental regulatory authorities having jurisdiction as may be required by law.

               Section 7.11 CONTRACT WORK HOURS AND SAFETY STANDARDS ACT--OVERTIME COMPENSATION.

                      1. OVERTIME REQUIREMENTS. No Company or subcontractor contracting for any part of the contract work which may require or involve the employment of laborers or mechanics (see Federal Acquisition Regulation (FAR) 22.300) shall require or permit any such laborers or mechanics in any workweek in which the individual is employed on such work to work in excess of 40 hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than 1-1/2 times the basic rate of pay for all hours worked in excess of 40 hours in such workweek.

                      2. VIOLATION, LIABILITY FOR UNPAID WAGES, AND LIQUIDATED DAMAGES. In the event of any violation of the provisions set forth in paragraph 1 of this clause, the Company and any subcontractor responsible therefor shall be liable for the unpaid wages. In addition, such Company and subcontractor shall be liable to the United States (in the case of work done under contract for the District of Columbia or a territory, to such District or to such territory), for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic employed in violation of the provisions set forth in paragraph 1 of this clause in the sum of $10 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of 40 hours without payment of the overtime wages required by provisions set forth in paragraph 1 of this clause.

                      3. WITHHOLDING FOR UNPAID WAGES AND LIQUIDATED DAMAGES. The Contracting Officer shall upon his or her own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the Company or subcontractor under any such contract or any other Federal contract with the same Prime Contractor, or any other Federally-assisted contract subject to the Contract Work Hours and Safety Standards Act which is held by the same Prime Contractor, such sums as may be determined to be necessary to satisfy any liabilities of such Company or subcontractor for unpaid wages and liquidated damages as provided in the provisions set forth in paragraph 2 of this clause.

                      4. PAYROLLS AND BASIC RECORDS.

                         (a) The Company or subcontractor shall maintain payrolls and basic payroll records during the course of contract work and shall preserve them for a period of three years from the completion of the con-tract for all laborers and mechanics working on the contract. Such records shall contain the name and address of each such employee, social security number, correct classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. Nothing in this paragraph shall require the duplication of records required to be maintained for construction work by the Department of Labor regulations at 10 CFR 5.5(a)(3) implementing the Davis-Bacon Act.

                         (b) The records to be maintained under paragraph 4.(a) of this clause shall be made available by the Company or subcontractor for inspection, copying, or transcription by authorized representatives of the Contracting Officer or the Department of Labor. The Company or subcontractor shall permit such representatives to interview employees during working hours on the job.

                      5. SUBCONTRACTS. The Company or subcontractor shall insert in any subcontracts the provisions set forth in paragraphs 1 through 5 of this clause and also a clause requiring the subcontractors to include these provisions in any lower-tier subcontracts. The Prime Contractor shall be responsible for compliance by any subcontractor or lower-tier subcontractor with the provisions set forth in paragraphs 1 through 5 of this clause.

               Section 7.12 CONVICT LABOR. The Company agrees not to employ any person undergoing sentence of imprisonment in performing this Agreement except as provided by 18 U.S.C. 4082(c)(2) and Executive Order 11755, December 29, 1973.

               Section 7.13  EQUAL OPPORTUNITY.

                      1. If, during any 12-month period (including the 12 months preceding the award of this Agreement), the Company has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, the Company shall comply with subparagraphs 2.(a) through (k) below. Upon request, the Company shall provide information necessary to determine the applicability of this clause.

                      2. During performing this Agreement, the Company agrees as follows:

                         (a) The Company shall not discriminate against any employee or applicant for employment be-cause of race, color, religion, sex, or national origin.

                         (b) The Company shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to, (i) employment, (ii) upgrading, (iii) demotion, (iv) transfer, (v) recruitment or recruitment advertising, (vi) layoff or termination,
        (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

                         (c) The Company shall post in conspicuous places available to employees and applicants for employment the notices to be provided by the Contracting Officer that explain this clause.

                         (d) The Company shall, in all solicitations or advertisement for employees placed by or on behalf of the Company, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

                         (e) The Company shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, the notice to be provided by the Contracting Officer advising the labor union or workers' representative of the Company's commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

                         (f) The Company shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

                         (g) The Company shall furnish to the contracting agency all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. Standard Form 100 (EEO-1), or any successor form, is the prescribed form to be filed within 30 days following the award, unless filed within 12 months preceding the date of award.

                         (h) The Company shall permit access to its books, records, and accounts by the contracting agency or the Office of Federal Contract Compliance Programs (OFCCP) for the purposes of investigation to ascertain the Company's compliance with the applicable rules, regulations, and orders.

                         (i) If the OFCCP determines that the Company is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this Agreement may be canceled, terminated, or suspended in whole or in part and the Company may be declared ineligible for further Government contracts, under the procedures authorized in Executive Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against the Company as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

                         (j) The Company shall include the terms and conditions of subparagraph 2.(a) through (k) of this clause in every subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor or vendor.

                         (k) The Company shall take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing these terms and conditions, including sanctions for noncompliance; provided, that if the Company becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of any direction, the Company may request the United States to enter into the litigation to protect the interests of the United States.

                      3. Notwithstanding any other clause in this Agreement, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.


               Section 7.14 AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM-ERA VETERANS.

                      1. DEFINITIONS. "Appropriate office of the State employment service system," as used in this article, means the local office of the Federal-State national system of public employment offices assigned to serve the area where the employment opening is to be filled, including the District of Columbia, Guam, Puerto Rico, Virgin Islands, American Samoa, and the Trust Territory of the Pacific Islands.

        "Openings that the Company proposes to fill from within its own organization," as used in this article, means employment openings for which no one outside the Company's organization (including any affiliates, subsidiaries, and the parent companies) will be considered and includes any openings that the Company proposes to fill from regularly established "recall" lists.

        "Openings that the Company proposes to fill under a customary and traditional employer-union hiring arrangement," as used in this article, means employment openings that the Company proposes to fill from union halls, under their customary and traditional employer-union hiring relationship.

        "Suitable employment openings," as used in this article --

                         (a) Includes, but is not limited to, openings that occur in jobs categorized as --

                             (i) Production and non-production;

                            (ii) Plant and office;

                           (iii) Laborers and mechanics;

                            (iv) Supervisory and nonsupervisory;

                             (v) Technical; and

                            (vi) Executive, administrative, and professional
                      positions compensated on a salary basis of less than $25,000 a year; and

                         (b) Includes full-time employment, temporary employment of over three days, and part-time employment, but not openings that the Company proposes to fill from within its own organization or under a customary and traditional employer-union hiring arrangement, nor openings in an educational institution that are restricted to students of that institution.

                      2. GENERAL.

                         (a) Regarding any position for which the employee or applicant for employment is qualified, the Company shall not discriminate against the individual because the individual is a special disabled or Vietnam Era veteran. The Company agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified special disabled and Vietnam Era veterans without discrimination based upon their disability or veterans' status in all employment practices such as:

                            (i)  Employment;

                           (ii)  Upgrading;

                          (iii)  Demotion or transfer;

                           (iv)  Recruitment;

                            (v)  Advertising;

                           (vi)  Layoff or termination;

                          (vii)  Rates of pay or other forms of compensation;
                                 and

                         (viii)  Selection for training, including
                                 apprenticeship.

                         (b) The Company agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Vietnam Era Veterans' Readjustment Assistance Act of 1972 (the Act), as amended.

                      3. LISTING OPENINGS.

                         (a) The Company agrees to list all suitable employment openings existing at contract award or occurring during contract performance, at any appropriate office of the State employment service system in the locality where the opening occurs. These openings include those occurring at any Company facility, including one not connected with performing this Agreement. An independent corporate affiliate is exempt from this requirement.

                         (b) State and local government agencies holding Federal contracts of $10,000 or more shall also list all their suitable openings with the appropriate office of the State employment service.

                         (c) The listing of suitable employment openings with the State employment service system is required at least concurrently with using any other recruitment source or effort and involves the obligations of placing a bona fide job order, including accepting referrals of veterans and nonveterans. This listing does not require hiring any particular job applicant or hiring from any particular group of job applicants and is not intended to relieve the Company from any requirements of Executive Orders or regulations concerning nondiscrimination in employment.

                         (d) Whenever the Company becomes contractually bound to the listing terms of this article, it shall advise the State employment service system, in each State where it has establishments, of the name and location of each hiring location in the State. As long as the Company is contractually bound to these terms and has so advised the State system, it need not advise the State system of subsequent contracts. The Company may advise the State system when it is no longer bound by this Agreement article.

                         (e) Under the most compelling circumstances, an employment opening may not be suitable for listing, including situations when (i) the Government's needs cannot reasonably be supplied, (ii) listing would be contrary to national security, or (iii) requirement of listing would not be in the Government's interest.

                      4. APPLICABILITY.

                         (a) This article does not apply to the listing of employment openings which occur and are filled outside the 50 states, the District of Columbia, Puerto Rico, Guam, Virgin Islands, American Samoa, and the Trust Territory of the Pacific Islands.

                         (b) The terms of paragraph 3 above of this article do not apply to openings that the Company proposes to fill from within its own organization or under a customary and traditional employer-union hiring arrangement. This exclusion does not apply to a particular opening once an employer decides to consider applicants outside of its own organization or employer-union arrangement for that opening.

                      5. POSTINGS.

                         (a) The Company agrees to post employment notices stating (i) the Company's obligation under the law to take affirmative action to employ and advance in employment qualified special disabled veterans and veterans of the Vietnam era, and (ii) the rights of applicants and employees.

                         (b) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Director, Office of Federal Contract

        Compliance Programs, Department of Labor (Director), and provided by or through the Contracting Officer.

                         (c) The Company shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Company is bound by the terms of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified special disabled and Vietnam Era veterans.

                      6. NONCOMPLIANCE. If the Company does not comply with the requirements of this article, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

                      7. SUBCONTRACTS. The Company shall include the terms of this article in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. The Company shall act as specified by the Director to enforce the terms, including action for noncompliance.

               Section 7.15  AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS.

                      1. GENERAL.

                         (a) Regarding any position for which the employee or applicant for employment is qualified, the Company shall not discriminate against any employee or applicant because physical or mental handicap. The Company agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified handicapped individuals without discrimination based upon their physical or mental handicap in all employment practices such as:

                               (i)    Employment;

                              (ii)    Upgrading;

                             (iii)    Demotion or transfer;

                              (iv)    Recruitment;

                               (v)    Advertising;

                              (vi)    Layoff or termination;

                              (vii)    Rates of pay or other forms of
                                       compensation; and

                             (viii)    Selection for training, including
                                       apprenticeship.

                         (b) The Company agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 U.S.C. 793) (the Act), as amended.

                      2. POSTINGS.

                         (a) The Company agrees to post employment notices stating (i) the Company's obligation under the law to take affirmative action to employ and advance in employment qualified handicapped individuals and (ii) the rights of applicants and employees.

                         (b) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Director, Office of Federal Contract Compliance Programs, Department of Labor (Director), and provided by or through the Contracting Officer.

                         (c) The Company shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Company is bound by the terms of Section 503 of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified physically and mentally handicapped individuals.

                      3. NONCOMPLIANCE. If the Company does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

                      4. SUBCONTRACTS. The Company shall include the terms of this clause in every subcontract or purchase order in excess of $2,500 unless exempted by rules, regulations, or orders of the Secretary. The Company shall act as specified by the Director to enforce the terms, including action for noncompliance.

               Section 7.16  UTILIZATION OF LABOR SURPLUS AREA CONCERNS.

                      1. APPLICABILITY. This clause is applicable if this Agreement exceeds the appropriate small purchase limitation in Part 13 of the Federal Acquisition Regulation.

                      2. POLICY. It is the policy of the Government to award contacts to concerns that agree to perform substantially in labor surplus areas (LSA's) when this can be done consistent with the efficient performance of the contract and at prices no higher than are obtainable elsewhere. The Company agrees to use its best efforts to place subcontracts in accordance with this policy.

                      3. ORDER OF PREFERENCE. In complying with paragraph 2 above and with paragraph 3 of the clause of this Agreement entitled Utilization of Small Business Concerns and Small Disadvantaged Business Concerns, the Company shall observe the following order of preference in awarding subcontracts: (1) small business concerns that are LSA concerns, (2) other small business concerns, and (3) other LSA concerns.

                      4. DEFINITIONS. "Labor surplus area," as used in this clause, means a geographical area identified by the Department of labor in accordance with 20 CFR 654, Subpart A, as an area of concentrated unemployment or underemployment or an area of labor surplus.

               "Labor surplus area concern," as used in this clause, means a concern that together with its first-tier subcontractors will perform substantially in labor surplus areas. Performance is substantially in labor surplus areas if the costs incurred under the contract on account of manufacturing, production, or performance of appropriate services in labor surplus areas exceed 50 percent of the contract price.

               Section 7.17  LABOR SURPLUS AREA SUBCONTRACTING PROGRAM.

                      1. See the Utilization of Labor Surplus Area Concerns clause of this Agreement for applicable definitions.

                      2. The Company agrees to establish and conduct a program to encourage labor surplus area (LSA) concerns to compete for subcontracts within their capabilities when the subcontracts are consistent with the efficient performance of the contract at prices no higher than obtainable elsewhere. The Company shall --

                         (a) Designate a liaison officer who will (i) maintain liaison with authorized representa-tives of the Government on LSA matters, (ii) supervise compliance with the Utilization of Labor Surplus Area Concerns clause, and (iii) administer the Company's labor surplus area subcontracting program;

                         (b) Provide adequate and timely consideration of the potentialities of LSA concerns in all make-or-buy decisions;

                         (c) Ensure that LSA concerns have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of offers, quantities, specifications, and delivery schedules so as to facilitate the participation of LSA concerns;

                         (d) Include the Utilization of Labor Surplus Area Concerns clause in subcontracts that offer substantial LSA subcontracting opportunities; and

                         (e) Maintain records showing (i) the procedures adopted and (ii) the Company's performance, to comply with this clause. The records will be kept available for review by the Government until the expiration of 1 year after the award of this Agreement, or for such longer period as may be required by any other clause of this Agreement or by applicable law or regulations.

                      3. The Company further agrees to insert in any related subcontract that may exceed $500,000 and that contains the Utilization of Labor Surplus Area Concerns clause, terms that conform substantially to the language of this clause, including this paragraph 3, and to notify the Contracting Officer of the names of subcontractors.

               Section 7.18 UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED BUSINESS CONCERNS.

                      1. It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals.

                      2. The Company hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Company further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Company's compliance with this clause.

                      3. As used in this Agreement, the term "small business concern" shall mean a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern --

                      (a) Which is at least 51 percent owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 per centum of the stock of which is owned by one or more socially and economically disadvantaged individuals; and

                      (b) Whose management and daily business operations are controlled by one or more of such individuals.

        The Company shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Asian-Indian Americans and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to
Section 8(a) of the Small Business Act.

                      4. Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either small business concerns or small business concerns owned and controlled by socially and economically disadvantaged individuals.

               Section 7.19 SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING PLAN.

                      1. This clause does not apply to small business concerns.

                      2. "Commercial product," as used in this clause, means a product in regular production that is sold in substantial quantities to the general public and/or industry at established catalog or market prices. It also means a product which, in the opinion of the Contracting Officer, differs only insignificantly from the Company's commercial product.

               "Subcontract," as used in this clause, means any agreement (other than one involving an employer-employee relationship) entered into by a Federal Government prime Contractor or subcontractor calling for supplies or services required for performance of the contract or subcontract.

                      3. The offeror, upon request by the Contracting Officer, shall submit and negotiate a subcontracting plan, where applicable, which addresses separately subcontracting with small business concerns and small disadvantaged business concerns and which shall be included in and made a part of the resultant contract. The subcontracting plan shall be negotiated within the time specified by the Contracting Officer. Failure to submit and negotiate the subcontracting plan shall make the offeror ineligible for award of a contract.

                      4. The offeror's subcontracting plan shall include the following:

                         (a) Goals, expressed in terms of percentages of total planned subcontracting dollars, for the use of small business concerns and small disadvantaged business concerns as subcontractors. The offeror shall include all subcontracts that contribute to contract performance, and may include a proportionate share of products and services that are normally allocated as indirect costs.

                         (b) A statement of --

                              (i)     Total dollars planned to be
                                      subcontracted;

                              (ii) Total dollars planned to be subcontracted to small business concerns; and

                              (iii) Total dollars planned to be subcontracted to small disadvantaged business concerns.

                         (c) A description of the principal types of supplies and services to be subcontracted, and an identification of the types planned for subcontracting to (i) small business concerns and (ii) small disadvantaged business concerns.

                         (d) A description of the method used to develop the subcontracting goals in (a) above.

                         (e) A description of the method used to identify potential sources for solicitation purposes (e.g., existing company source lists, the Procurement Automated Source System (PASS) of the Small Business Administration, the National Minority Purchasing Council Vendor Information Service, the Research and Information Division of the Minority Business Development Agency in the Department of Commerce, or small business concerns and small disadvantaged business concerns trade associations).

                         (f) A statement as to whether or not the offeror included indirect costs in establishing subcontracting goals, and a description of the method used to determine the proportionate share of indirect costs to be incurred with (i) small business concerns and (ii) small disadvantaged business concerns.

                         (g) The name of the individual employed by the offeror who will administer the offeror's subcontracting program, and a description of the duties of the individual.

                         (h) a description of the efforts the offeror will make to assure that small business concerns and small disadvantaged business concerns have an equitable opportunity to compete for subcontracts.

                         (i) Assurances that the offeror will include the clause in this Agreement entitled "Utilization of Small Business Concerns and Small Disadvantaged Business Concerns" in all subcontracts that offer further subcontracting opportunities, and that the offeror will require all subcontractors (except small business concerns) who receive subcontracts in excess of $500,000 ($1,000,000 for construction of any public facility), to adopt a plan similar to the plan agreed to by the offeror.

                         (j) Assurances that the offeror will (i) cooperate in any studies or surveys as may be required; (ii) submit periodic reports in order to allow the Government to determine the extent of compliance by the offeror with the subcontracting plan; (iii) submit Standard Form
        (SF) 294 only (DOE contractors need not submit SF 295), on a quarterly basis as of the last day of March, June, September and December, and upon contract completion, in accordance with the instructions on the form except the report shall be submitted quarterly rather than semiannually and additionally shall indicate at the remarks block the number and dollar amount of awards made to labor surplus area concerns to the extent such reporting is required by the terms of their contract; and (iv) ensure that its subcontractors agree to submit SF 294 in accordance with the instructions at (iii) above.

                         (k) A recitation of the types of records the offeror will maintain to demonstrate procedures that have been adopted to comply with the requirements and goals in the plan, including establishing source lists; and a description of its efforts to locate small business concerns and small disadvantaged business concerns and award subcontracts to them. The records shall include at least the following (on a plant- wide or company-wide basis, unless otherwise indicated):

                             (i) Source lists, guides, and other data that
                identify small business concerns and small disadvantaged business concerns.

                             (ii) Organizations contacted in an attempt to
                locate sources that are small business concerns and small disadvantaged business concerns.

                             (iii) Records on each subcontract solicitation
                resulting in an award of more than $100,000, indicating (A) whether small business concerns were solicited and if not, why not, (B) whether small disadvantaged business concerns were solicited and if not, why not, and (C) if applicable, the reason award was not made to a small business concern.

                             (iv) Records of any outreach efforts to contact (A)
                trade associations, (B) business development organizations, and
                (C) conferences and trade fairs to locate small business concerns and small disadvantaged business concerns.

                             (v) Records of internal guidance and encouragement
                provided to buyers through (A) workshops, seminars, training, etc., and (B) monitoring performance to evaluate compliance with the program's requirements.

                             (vi) On a contract-by-contract basis, records to
                support award data submit-
                ted by the offeror to the Government, including the name, address, and business size of each subcontractor. Contractors having company or division-wide annual plans need not comply with this requirement.

                      5. In order to effectively implement this plan to the extent consistent with efficient contract performance, the Company shall perform the following functions:

                         (a) Assist small business and small disadvantaged business concerns by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation by such concerns. Where the Company's lists of potential small business and small disadvantaged business subcontractors are excessively long, reasonable effort shall be made to give all such small business concerns an opportunity to compete over a period of time.

                         (b) Provide adequate and timely consideration of the potentialities of small business and small disadvantaged business concerns in all "make-or-buy" decisions.

                         (c) Counsel and discuss subcontracting opportunities with representatives of small business and small disadvantaged business firms.

                      6. A master subcontracting plan on a plant or division-wide basis which contains all the elements required by paragraph 4 above, except goals, may be incorporated by reference as a part of the subcontracting plan required of the offeror by this clause; provided, (1) the master plan has been approved, (2) the offeror provides copies of the approved master plan and evidence of its approval to the Contracting Officer, and (3) goals and any deviations from the master plan deemed necessary by the Contracting Officer to satisfy the requirements of this Agreement are set forth in the individual subcontracting plan.

                      7. (a) If a commercial product is offered, the subcontracting plan required by this clause may relate to the offeror's production generally, for both commercial and noncommercial products, rather than solely to the Government contract. In these cases, the offeror shall, with the concurrence of the Contracting Officer, submit one company-wide or division-wide annual plan.

                         (b) The annual plan shall be reviewed for approval by the agency awarding the offeror its first prime contact requiring a subcontracting plan during the fiscal year, or by an agency satisfactory to the Contracting Officer.

                         (c) The approved plan shall remain in effect during the offeror's fiscal year for all of the offeror's commercial products.

                      8. Prior compliance of the offeror with other such subcontracting plans under previous contracts will be considered by the Contracting Officer in determining the responsibility of the offeror for award of the contract.

                         (i) The failure of the Company or subcontractor to
               comply in good faith with (1) the clause of this Agreement entitled "Utilization of Small Business Concerns and Small Disadvantaged Business Concerns," or (2) an approved plan required by this clause, shall be a material breach of the contract.


               Section 7.20 UTILIZATION OF WOMEN-OWNED SMALL BUSINESSES.

                      1. "Women-owned businesses," as used in this clause, means businesses that are at least 51 percent owned by women who are United States citizens and who also control and operate the business.

               "Control," as used in this clause, means exercising the power to make policy decisions.

               "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.

               "Small business concern," as used in this clause, means a concern including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria and size standards of 13 CFR 121.

                      2. It is the policy of the United States that women-owned small businesses shall have the maximum practicable opportunity to participate in performing contracts awarded by any Federal agency.

                      3. The Company agrees to use its best efforts to give women-owned small businesses the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its contract.

                      4. The Company may rely on written representations by its subcontractors regarding their status as women-owned small businesses.


               Section 7.21  CLEAN AIR AND WATER.

                      1. "Air Act," as used in this clause, means the Clean Air Act (42 U.S.C. 7401 et seq.).

               "Clean air standards," as used in this clause, means --

                         (a) Any enforceable rules, regulations, guidelines, standards, limitations, orders, controls, prohibitions, work practices, or other requirements contained in, issued under, or otherwise adopted under the Air Act of Executive Order 11738;

                         (b) An applicable implementation plan as described in
        Section 110(d) of the Air Act (42 U.S.C. 7410(d));

                         (c) An approved implementation procedure or plan under
        Section 111(c) or Section 111(d) of the Air Act (42 U.S.C. 7411(c) or
        (d)); or

                         (d) An approved implementation procedure under Section 112(d) of the Air Act (42 U.S.C. 7412(d)).

               "Clean water standards," as used in this clause, means any enforceable limitation, control, condition, prohibition, standard, or other requirement promulgated under the Water Act or contained in a permit issued to a discharger by the Environmental Protection Agency or by a State under an approved program, as authorized by Section 402 of the Water Act (33 U.S.C.
1342), or by local government to ensure compliance with pretreatment regulations as required by Section 307 of the Water Act (33 U.S.C. 1317).

               "Compliance," as used in this clause, means compliance with --

                         (a) Clean air or water standards; or

                         (b) A schedule or plan ordered or approved by a court of competent jurisdiction, the Environmental Protection Agency, or an air or water pollution control agency under the requirements of the Air Act or Water Act and related regulations.

               "Facility," as used in this clause, means any building, plant, installation, structure, mine, vessel or other floating craft, location, or site of operations, owned, leased, or supervised by a Contractor or subcontractor, used in the performance of a contract or subcontract. When a location or site of operations includes more than one building, plant, installation, or structure, the entire location or site shall be deemed a facility except when the Administrator, or a designee, of the Environmental Protection Agency, determines that independent facilities are collocated in one geographical area.

               "Water Act," as used in this clause, means Clean Water Act (33 U.S.C. 1251 et seq.).

                      2.  The Company agrees --

                         (a) To comply with all the requirements of Section 114 of the Clean Air Act (42 U.S.C. 7414) and Section 308 of the Clean Water Act (33 U.S.C. 1318) relating to inspection, monitoring, entry, reports and information, as well as other requirements specified in Section 114 and Section 308 of the Air Act and the Water Act, and all regulations and guidelines issued to implement those acts before the award of this Agreement;

                         (b) That no portion of the work required by this prime contract will be performed in a facility listed on the Environmental Protection Agency List of Violating Facilities on the date when this Agreement was awarded unless and until the EPA eliminates the name of the facility from the listing;

                         (c) To use best efforts to comply with clean air standards and clean water standards at the facility in which the contract is being performed; and

                         (d) To insert the substance of this clause into any non-exempt subcontract, including this subparagraph 2.(d).

               Section 7.22  DISPUTES.

                      1. This Agreement is subject to the Contract Disputes Act of 1978 (41 U.S.C. 601-6.3) (the Act).

                      2. Except as provided in the Act, all disputes arising under or relating to this Agreement shall be resolved under this clause.

                      3. "Claim," as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or relating to this Agreement. A claim arising under a contract, unlike a claim relating to that contract, is a claim that can be resolved under a contract clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Company seeking the payment of money exceeding $50,000 is not a claim under the Act until certified as required by subparagraph 4.(b) below. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

                      4. (a) A claim by the Company shall be made in writing and submitted to the Contracting Officer for a written decision. A claim by the Government against the Company shall be subject to a written decision by the Contracting Officer.

                         (b) For Company claims exceeding $50,000, the Company shall submit with the claim a certification that--

                             (i) The claim is made in good faith;

                             (ii) Supporting data are accurate and complete to
                      the best of the Company's knowledge and belief; and

                             (iii) The amount requested accurately reflects the
                      contract adjustment for which the Company believes the Government is liable.

                         (c) (i) If the Company is an individual, the certification shall be executed by that individual.

                             (ii) If the Company is not an individual, the
                      certification shall be executed by --

                                  (A) A senior company official in charge at the
                      Company's plant or location involved; or

                                  (B) An officer or general partner of the
                      Company having overall responsibility for the conduct of the Company's affairs.

                      5. For Company claims of $50,000 or less, the Contracting Officer must, if requested in writing by the Company, render a decision within 60 days of the request. For company- certified claims over $50,000, the Contracting Officer must, within 60 days, decide the claim or notify the Company of the date by which the decision will be made.

                      6. The Contracting Officer's decision shall be final unless the Company appeals or files a suit as provided in the Act.

                      7. The Government shall pay interest on the amount found due and unpaid from (1) the date the Contracting Officer receives the claim (properly certified if required), or (2) the date payment otherwise would be due, if that date is later, until the date of payment. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period during which the Contracting Officer receives the claim and then at the rate applicable for each 6-month period as fixed by the Treasury Secretary during the pendency of the claim.

                      8. The Company shall proceed diligently with performance of this Agreement, pending final resolution of any request for relief, claim, appeal, or action arising under the contract, and comply with any decision of the Contracting Officer.


               Section 7.23 CONFLICTS. To the extent of any inconsistency between the terms of this Agreement and any schedule, rider, or exhibit incorporated in this Agreement by reference or otherwise, or any of the Company's rules and regulations, the terms of this Agreement shall control.


               Section 7.24  INTEREST.

                      1. Notwithstanding any other clause of this Agreement, all amounts that become payable by the Company to the Government under this Agreement (net of any applicable tax credit under the Internal Revenue code (26 U.S.C. 1481) shall bear simple interest from the date due until paid unless paid within 30 days of becoming due. The interest rate shall be the interest rate established by the Secretary of the Treasury as provided in Section 12 of the Contract Disputes Act of 1978 (Public Law 95-563), which is applicable to the period in which the amount becomes due, as provided in paragraph 2 of this clause, and then at the rate applicable for each six-month period as fixed by the Secretary until the amount is paid.

                      2. Amounts shall be due at the earliest of the following dates:

                         (a) The date fixed under this Agreement.

                         (b) The date of the first written demand for payment consistent with this Agreement, including any demand resulting from a default termination.

                         (c) The date the Government transmits to the Company a proposed supplemental agreement to confirm completed negotiations establishing the amount of debt.

                         (d) If this Agreement provides for revision of prices, the date of written notice to the Company stating the amount of refund payable in connection with a pricing proposal or a negotiated pricing agreement not confirmed by contract modification.

                      3. The interest charge made under this clause may be reduced under the procedures prescribed in 32.614-2 of the Federal Acquisition Regulation in effect on the date of this Agreement.

               Section 7.25 WAIVER. The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

               Section 7.26  SUCCESSORS AND ASSIGNS.

                      1. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but this Agreement may not be assigned by either party without the written consent of the other, except that DOE may without Company's consent assign this Agreement to any successor agency of the United States of America for the purpose of operation of the Project who by an appropriate written instrument acceptable to Company assumes all of the duties and obligations of DOE hereunder, and Company may without the consent of DOE assign this Agreement to a successor to all or substan-tially all of its property and assets and may pledge this Agreement to secure indebtedness incurred or to be incurred for the purpose of constructing, maintaining, extending, or improving the facilities of the Joppa Plant and this Agreement may be assigned or transferred without the consent of DOE to one or more persons who shall assume the obligations to Company hereunder in connection with the enforcement of any such pledge. Any assignment by Company shall be by a written instrument acceptable to DOE.

                      2. In the event that DOE shall at any time state to Company that it wishes to assign its rights, obligations and responsibilities under this Agreement to any successor operator of the Project (other than any agency of the United States of America), including any private owner or lessee, Company will(1) with the cooperation of DOE use its best efforts to secure all requisite approvals of regulatory agencies having jurisdiction, provided Company shall not in such connection be obligated to increase its equity or indebtedness or incur any cost or expenses with respect thereto, (2) use its best efforts to secure consents or approvals, if necessary, of creditors of Company, including the holders of Company's indebtedness, provided company shall not in such connection be obligated to incur any increased interest or other costs or expenses to it for amounts owed by it to any such creditors or others (including attorneys' expenses), and (3) negotiate in good faith with DOE, such successor operator and, if necessary, such creditors, to the end that any such assignment and all related transactions shall be on a basis that is fair and equitable to all interested parties, including the Sponsoring Companies. Company's consent to any such assignment shall also be subject to Company, Sponsoring Companies, and DOE securing appropriate tax and other legal and regulatory rulings and to similar matters.

               Section 7.27  ASSIGNMENT OF CLAIMS.

                      1. The Company, under the Assignment of Claims Act, as amended, 31 U.S.C. 3727, 41 U.S.C. 15 (hereafter referred to as "the Act"), may assign its rights to be paid amounts due or to become due as a result of the performance of this Agreement to a bank, trust company, or other financing institution, including any Federal lending agency. The assignee under such an assignment may thereafter further assign or reassign its right under the original assignment to any type of financing institution described in the preceding sentence.

                      2. Any assignment or reassignment authorized under the Act and this clause shall cover all unpaid amounts payable under this Agreement, and shall not be made to more than one party, except that an assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in the financing of this Agreement.

                      3. The Company shall not furnish or disclose to any assignee under this Agreement any classified document (including this Agreement) or information related to work under this Agreement until the Contracting Officer authorizes such action in writing.


               Section 7.28 PATENTS AND INVENTIONS. Company agrees to indemnify the Government, its officers, agents, and employees against liability of any kind (including costs and expenses incurred) for the use of any invention or discovery or for the infringement of any Letters Patent (not including liability arising pursuant to Section 183, U.S.C. Title 35, as amended, prior to issuance of Letters Patent) occurring prior to any assignment by DOE under paragraph 2 of
Section 7.26 by reason of Company's performance under this Agreement or arising by reason of the installation or use by Company (or installation by DOE for the account of the Company) of items manufactured, furnished, installed, or supplied under this Agreement. Any liability or loss of the kind described in this Section suffered by Company shall be at the sole cost of Company and shall not be included directly or indirectly in the determination of any charges to DOE.

               Section 7.29 DEMOLITION AND SEVERANCE PAYMENTS. DOE recognizes that a part of the cost of supplying power to it under this Agreement is the cost that may be incurred in connection with the shutdown and demolition of Company's Joppa Plant when its operation is discontinued. Such cost, in addition to including an amount required to retire the residual of any outstanding debt in existence at the time DOE was obtaining power from the Joppa Plant, is defined as including cost of demolishing the plant, net of salvage credits including the appraised value of land and other items remaining in service, loss if any on disposition of materials and supplies, including fuel, and severance and other employee-related payments. DOE agrees to pay a share of such cost allocated on the basis of the ratio of the sum of (a) the energy delivered to DOE from Joppa Plant under this Agreement, and (b) firm supplemental, economy, and reliability energy delivered to DOE under this Agreement to the sum of (i) the total energy delivered from Joppa Plant during the life of the Joppa Plant, and (ii) firm supplemental, economy, and reliability energy delivered to DOE under this Agreement. Such payments shall be made upon billing by Company when and as costs are incurred by Company. In the event salvage credits exceed such costs, Company agrees to promptly pay or credit DOE a share of the excess of credits over costs on the same basis of allocation. All billings and any payment or credit to DOE pursuant to this Section shall be subject to audit by DOE at its expense.

               Section 7.30  EFFECTIVE DATE - CONDITIONS AS TO EFFECTIVENESS.

                      1. This Modification No. 12 shall become effective at 12 midnight on the date on which notification of the last of the events specified in paragraph 2 of this section shall have occurred. Company will notify DOE in writing when the last of the events specified in the first two sentences of paragraph 2 of this Section shall have occurred. DOE will notify Company in writing when the events specified in the remainder of said paragraph shall have occurred.

                      2. The effectiveness of Modification No. 12 shall be subject to Company's securing appropriate legal rulings and regulatory approvals or acceptances. It also shall be subject to approval or acceptance by the appropriate regulatory authorities of the IS&S Power Agreement between Company and the Sponsoring Companies, dated August 1, 1953, as amended, to provide for any necessary modifications. This Modification No. 12 shall not be effective until submitted to the appropriate Congressional Committees and the period of time shall have elapsed during which this modification must remain on file with such Committees pursuant to Section 164 of the Atomic Energy Act of 1954, or, if said Committees shall, by resolution in writing, waive the conditions of all or any portion of said period of time, the period, if any, specified in such waiver shall have elapsed.

               Section 7.31 NOTICES. All notices under this Agreement shall be in writing, and if to Company, shall be sufficient in all respects if delivered in person to its President or Vice President, or sent by registered mail addressed to President, Electric Energy, Inc., P.O. Box 165, Joppa, Illinois 62953, or at any other address of which Company may notify DOE in writing; and if to DOE, shall be sufficient in all respects if delivered in person to the Manager or Deputy Manager of the Oak Ridge Operations Office of DOE, or sent by registered mail addressed to Manager, U.S. Department of Energy, Oak Ridge Operations Office, P. O. Box E, Oak Ridge, Tennessee 37831, or any other address of which DOE may notify Company in writing.


               Section 7.32  RESTRICTIONS ON SUBCONTRACTOR SALES TO THE
GOVERNMENT.

                      1. Except as provided in paragraph 2 below, the Company shall not enter into any agreement with an actual or prospective subcontractor, nor otherwise act in any manner, which has or may have the effect of restricting sales by such subcontractors directly to the Government of any item or process (including computer software) made or furnished by the subcon-tractor under this Agreement or under any follow-on production contract.

                      2. The prohibition in paragraph 1 above does not preclude the Company from asserting rights that are otherwise authorized by law or regulation.

                      3. The Company agrees to incorporate the substance of this clause, including this paragraph 3, in all subcontracts under this Agreement.


               Section 7.33  PAYMENT METHODS.

                      1. Payments due for amounts properly invoiced in accordance with the terms and conditions specified elsewhere in the Agreement shall be made either by Treasury check(s) payable to the Company or designee or by electronic funds transfer(s) to a financial institution designated by the Company for that purpose. The method of payment shall be determined by the Government at the time of payment in accordance with applicable Treasury Department requirements.

                      2. After award but no later than fourteen (14) days before an invoice or bill is submitted for payment, the Company shall designate a financial institution for the receipt of electronic funds transfer payments hereunder; and provide the appropriate Government representative (Contracting Officer or finance official as determined by the Government) with the name of the designated financial institution, financial institution's or correspondent financial institution's 9-digit American Bankers Association identifying number, telegraphic abbreviation of such financial institution) and account number at the designated financial institution to be credited with funds.

                      3. In the event the Company during the performance of this Agreement elects to designate a different financial institution for the receipt of any payment made using electronic funds transfer procedures, notification of such change and the information as specified in paragraph 2 above must be received by the appropriate Government representative thirty (30) days prior to the date such change is to become effective.

                      4. The document furnishing the information required in paragraphs (2) and (3) above must be dated and contain the signature, title, and telephone number of the Company official authorized to provide it, as well as the Company's name and contract number.

                      5. Company failure to properly designate a financial institution or to provide appropriate payee bank account information may delay payments of amounts otherwise properly due.

               Section 7.34  ANTI-KICKBACK PROCEDURES.

                      1. DEFINITIONS.

               "Kickback," as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly to any prime Contractor, prime Contractor employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

               "Person," as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

               "Prime contract," as used in this clause, means a contract or contractual action entered into by the United States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

               "Prime Contractor," as used in this clause, means any officer, partner, employee, or agent of a prime Contractor.

               "Prime Contractor employee," as used in this clause, means any officer, partner, employee, or agent of a prime Contractor.

               "Subcontract," as used in this clause, means a contract or contractual action entered into by a prime Contractor or subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

               "Subcontractor," as used in this clause, (i) means any person, other than the prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (ii) includes any person who offers to furnish or furnishes general supplies to the prime Contractor or a higher-tier subcontractor.

               "Subcontractor employee," as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

                      2. The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the "Act") prohibits any person from --





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

                         (a) Providing or attempting to provide or offering to provide any kickback;

                         (b) Soliciting, accepting, or attempting to accept any kickback; or

                         (c) Including, directly or indirectly, the amount of any kickback in the contract price charged by a prime Contractor to the United States or in the contract price charged by a subcontractor to a prime Contractor or higher-tier subcontractor.

                      3. (a) The Company shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph (2) of this clause in its own operations and direct business relationships.

                         (b) When the Company has reasonable grounds to believe that a violation described in paragraph (2) of this clause may have occurred, the Company shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

                         (c) The Company shall cooperate fully with any Federal agency investigating a possible violation described in paragraph 2 of this clause.

                         (d) Regardless of the contract tier at which a kickback was provided, accepted, or charged under the contract in violation of paragraph 2 of this clause, the Contracting Officer may --

                             (i) Offset the amount of the kickback against any
                      monies owed by the United States under this contract;
                      and/or

                             (ii) Direct that the Company withhold from sums
                      owed the subcontractor the amount of the kickback.

        The Contracting Officer may order that monies withheld under subdivision 3.(d)(ii) of this clause be paid over to the Government unless the Government has already offset those monies under subdivision 3.d(i) of this clause. In the latter case, the Company shall notify the Contracting Officer when the monies are withheld.





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

                         (e) The Company agrees to incorporate the substance of this clause, including this subparagraph 3.(e), in all subcontracts under this contract.


        IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 12 as of the day and year first above written.


                                            UNITED STATES OF AMERICA

                                            By:    SECRETARY OF ENERGY

                                            By:             /s/
                                                   ----------------------------

                                                   ----------------------------
                                                   Contracting Officer

WITNESS:

        /s/
----------------------
Notary Public
My Commission expires
Jan 27, 1990
----------------------

                                            ELECTRIC ENERGY, INCORPORATED

                                            By:               /s/
                                                   ----------------------------

                                            TITLE:     President
                                                   ----------------------------

WITNESS:

       /s/
---------------------

Secretary-Treasurer
---------------------



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